Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated July 22, 2024 relating to the financial statements appearing in the Annual Report on Form 20-F of CCSC Technology International Holdings Limited for the year ended March 31, 2025. We also consent to the reference to us under the heading “Experts” in such R egistration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York
September 17, 2025